UJB FINANCIAL CORP.                                                                                 Exhibit (28)E
CONSOLIDATED AVERAGE BALANCE SHEETS WITH RESULTANT INTEREST AND RATES
(Tax-Equivalent Basis, dollars in thousands)

                                                               Three Months Ended March 31
                                              -------------------------------------------------------------
                                                             1994                            1993
                                              -----------------------------   -----------------------------
                                                Average             Average     Average             Average
                                                Balance    Interest  Rate       Balance    Interest  Rate
                                              ------------ -------- -------   ------------ -------- -------
ASSETS
Interest earning assets:
  Federal funds sold and securities purchased
    under agreements to resell               $     15,737 $     210   5.41 % $     71,011 $     551   3.15 %
  Interest bearing deposits with banks             20,598       157   3.09         16,645       125   3.05
  Trading account securities                       29,530       289   3.97         24,443       377   6.26
  Investment securities available for sale      1,083,194    13,656   5.04        820,866     9,546   4.65
  Investment securities:
    U.S. Government and Federal agencies        1,438,355    21,384   5.95      2,173,419    36,600   6.74
    States and political subdivisions             301,167     8,341  11.08        368,760    10,040  10.89
    Other securities                            1,252,750    16,116   5.15        192,932     3,574   7.41
                                              ------------ -------- -------   ------------ -------- -------
      Total investment securities               2,992,272    45,841   6.13      2,735,111    50,214   7.34
                                              ------------ -------- -------   ------------ -------- -------
  Loans:
    Commercial                                  4,259,795    73,289   6.98      4,401,128    75,633   6.97
    Mortgage                                    2,358,481    45,726   7.76      2,310,029    48,420   8.38
    Instalment                                  1,992,022    38,477   7.83      2,043,695    42,859   8.51
                                              ------------ -------- -------   ------------ -------- -------
      Total loans                               8,610,298   157,492   7.42      8,754,852   166,912   7.73
                                              ------------ -------- -------   ------------ -------- -------
      Total interest earning assets            12,751,629   217,645   6.92     12,422,928   227,725   7.43
                                              ------------ -------- -------   ------------ -------- -------
Non-interest earning assets:
  Cash and due from banks                         850,200                         796,966
  Allowance for loan losses                      (247,630)                       (275,059)
  Other assets                                    571,266                         605,652
                                              ------------                    ------------
      Total non-interest earning assets         1,173,836                       1,127,559
                                              ------------                    ------------
TOTAL ASSETS                                 $ 13,925,465                    $ 13,550,487
                                              ============                    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  Savings and time deposits                  $  5,417,054    26,522   1.99   $  5,289,038    33,160   2.54
  Other time deposits                           2,950,401    27,774   3.82      3,598,629    40,074   4.52
  Commercial certificates of deposit
    $100,000 and over                             264,983     1,872   2.87        215,210     1,589   2.99
                                              ------------ -------- -------   ------------ -------- -------
      Total interest bearing deposits           8,632,438    56,168   2.64      9,102,877    74,823   3.33
                                              ------------ -------- -------   ------------ -------- -------
  Commercial paper                                 36,068       272   3.06         71,112       514   2.93
  Other borrowed funds                          1,052,684    10,491   4.04        674,252     6,577   3.96
  Long-term debt                                  214,789     4,603   8.69        219,776     4,970   9.17
                                              ------------ -------- -------   ------------ -------- -------
    Total interest bearing liabilities          9,935,979    71,534   2.92     10,068,017    86,884   3.50
                                              ------------ -------- -------   ------------ -------- -------
Non-interest bearing liabilities:
  Demand deposits                               2,802,583                       2,421,013
  Other liabilities                               190,353                         124,636
                                              ------------                    ------------
    Total non-interest bearing liabilities      2,992,936                       2,545,649
Shareholders' equity                              996,550                         936,821
                                              ------------                    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 13,925,465                    $ 13,550,487
                                              ============                    ============
Net interest income (tax-equivalent basis)                  146,111   4.00 %                140,841   3.93 %
                                                                    =======                         =======
Tax-equivalent basis adjustment                              (3,824)                         (4,217)
                                                           ---------                       ---------
Net Interest Income                                       $ 142,287                       $ 136,624
                                                           =========                       =========
Net Interest Income as a Percent of Interest
  Earning Assets (tax-equivalent basis)                               4.65 %                          4.60 %
                                                                    =======                         =======

Note: -The tax-equivalent adjustment was computed based on a Federal income tax rate of 35% for 1994 and 1993.
      -Average balances and rates include non-accruing and renegotiated loans.
      -Certain 1993 loan balances have been restated for comparative purposes.
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